Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Kopin Corporation of our report dated March 14, 2024, relating to the consolidated financial statements of Kopin Corporation and its subsidiaries, appearing in the Annual Report on Form 10-K of Kopin Corporation for the year ended December 30, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

March 19, 2024